April 20, 2016                                 FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS 2ND QUARTER FISCAL 2016 RESULTS

•	Quarterly net income of $125.8 million, or $0.87 per diluted share, and adjusted net income of $129.7 million, or $0.90 per diluted share, on a non-GAAP basis(1)

•	Record client assets under administration of $513.7 billion

•	Record Private Client Group financial advisors of 6,765, increases of 381 over March 2015 and 78 over December 2015

•	Record quarterly net revenues and pre-tax income for Raymond James Bank

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported quarterly net revenues of $1.31 billion and quarterly net income of $125.8 million, or $0.87 per diluted share, for the fiscal second quarter ended March 31, 2016. Excluding $6 million of expenses associated with the announced acquisition of the US Private Client Services unit of Deutsche Bank Wealth Management, adjusted net income for the quarter was $129.7 million, or $0.90 per diluted share, on a non-GAAP basis.(1)

Despite the continued volatility of equity markets during the quarter, net revenues grew 2 percent over the prior year’s fiscal second quarter and 3 percent over the preceding quarter. Adjusted net income in the quarter of $129.7 million(1) represents substantial increases of 14 percent over the prior year’s fiscal second quarter and 21 percent over the preceding quarter. The growth in revenues and earnings during the quarter was primarily attributable to the rise in short-term interest rates in December 2015, which magnified the favorable impact derived from the continued growth of Raymond James Bank’s loan portfolio and client cash balances in the Private Client Group. Additionally, earnings growth during the quarter was aided by the disciplined management of discretionary expenses.

For the first six months of the fiscal year, net revenues of $2.59 billion increased 2 percent over fiscal 2015 and represented a record start to a fiscal year. During the same period, adjusted net income of $237.2 million(1) declined 1 percent compared to fiscal 2015, driven largely by increased investments in technology as well as higher loan loss provisions at Raymond James Bank.

“Considering the extremely challenging market environment, we are pleased with the solid results we generated in the first half of the fiscal year, which reinforce the value of our diversified business model and long-term focus on serving our clients,” said CEO Paul Reilly. “The records we achieved for client assets under administration, the number of Private Client Group financial advisors and net loans at Raymond James Bank bode well for results in the second half of the fiscal year.”

Segment Results

Private Client Group

•	Quarterly net revenues of $880.3 million, up 1 percent compared to both the prior year’s fiscal second quarter and the preceding quarter

•	Quarterly pre-tax income of $83.2 million, up 10 percent compared to the prior year’s fiscal second quarter and 20 percent compared to the preceding quarter

•	Record Private Client Group assets under administration of $485.6 billion, up 3 percent compared to both March 2015 and December 2015

•	Record Private Client Group financial advisors of 6,765, increases of 381 over March 2015 and 78 over December 2015

Revenues in the segment benefited from beginning the quarter with higher assets in fee-based accounts as well as an increase in account and service fees, as higher short-term interest rates contributed to a rise in fees from client cash balances in the Raymond James Bank Deposit Program. However, revenue growth from these favorable items was partially offset by lower commission revenues from mutual funds and equities during the quarter. Nonetheless, expense control measures helped the segment’s pre-tax income increase 10 percent over last year’s fiscal second quarter and 20 percent over the preceding quarter, which was negatively impacted by elevated reserves related to legal and regulatory matters.

Assets in fee-based accounts of $196.1 billion increased 8 percent compared to March 2015 and 3 percent compared to December 2015, representing over 40 percent of the segment’s client assets at the end of the quarter. As assets in fee-based accounts are billed based on balances at the beginning of the quarter, the 3 percent increase during the quarter will be reflected in revenues in the fiscal third quarter.

“Our continued success recruiting and retaining financial advisors has resulted in new records for client assets under administration and the number of Private Client Group financial advisors,” Reilly said. “This momentum should continue given the strong recruiting pipeline and the planned acquisition of the US Private Client Services unit of Deutsche Bank Wealth Management, as over 90 percent of those advisors have committed to join us to form the new Alex. Brown(2) division of Raymond James upon closing.”

Capital Markets

•	Quarterly net revenues of $237.2 million and quarterly pre-tax income of $28.1 million

•
Strong fixed income results in a difficult market environment, with institutional fixed income commissions and fixed income investment banking revenues increasing 7 percent and 21 percent, respectively, over the prior year’s fiscal second quarter

•	Tax Credit Funds syndication fees of $15.6 million spiked 88 percent over the prior year’s fiscal second quarter and 86 percent over the preceding quarter

•	Market-driven weakness in equity underwriting, which declined 57 percent compared to the prior year’s fiscal second quarter

Investment banking revenues in the quarter of $68.7 million declined 7 percent compared to the comparable prior-year quarter, primarily due to an extremely challenging market environment for equity underwriting. However, solid results for the tax credit fund and public finance businesses, along with better M&A results than the preceding quarter, helped investment banking revenues increase 19 percent on a sequential basis.

“The Fixed Income division generated excellent results during the quarter, especially considering the volatile market environment, which is a testament to our robust platform, strong client relationships and prudent risk management,” Reilly said. “While we may continue to face headwinds in our equity underwriting business, we are reasonably optimistic about activity levels in our M&A, public finance and tax credit fund businesses, although the timing of closings is inherently difficult to predict.”

Asset Management

•	Quarterly net revenues of $96.8 million, up 3 percent compared to the prior year’s fiscal second quarter but down 3 percent compared to the preceding quarter

•	Quarterly pre-tax income of $31.1 million, essentially flat compared to the prior year’s fiscal second quarter and down 7 percent compared to the preceding quarter

•	Financial assets under management of $68.8 billion, down 1 percent compared to March 2015 but up 1 percent compared to December 2015

Revenues in the Asset Management segment increased 3 percent compared to the prior year’s fiscal second quarter but declined 3 percent compared to the preceding quarter, which benefited from a $3.5 million year-end performance fee. While the segment’s client asset balances continue to be aided by growth in the Private Client Group segment and the increased utilization of fee-based accounts, Eagle Asset Management continues to experience net outflows.

Raymond James Bank

•	Record quarterly net revenues of $125.3 million, substantial increases of 22 percent compared to the prior year’s fiscal second quarter and 16 percent compared to the preceding quarter

•	Record quarterly pre-tax income of $85.1 million, significant increases of 19 percent compared to the prior year’s fiscal second quarter and 29 percent compared to the preceding quarter

•	Record net loans at Raymond James Bank of $14.3 billion, an increase of 19 percent over March 2015

Record quarterly results for the Bank were driven by loan growth coupled with a 19 basis-point improvement in the Bank’s net interest margin from 2.90 percent to 3.09 percent during the quarter, which was primarily attributable to the increase in short-term interest rates in December.

The bank loan loss provision during the quarter was $9.6 million, which was mainly associated with the $615 million of net growth in the Bank’s loan portfolio as well as additional reserves for energy-related credits during the quarter.

Other

For the quarter, total revenues in the Other segment, which consist primarily of private equity valuation gains, were $9.9 million, down $7.9 million compared to the March 2015 quarter and up $5.5 million compared to the December 2015 quarter. Pre-tax income in the Other segment was also impacted by $6 million of acquisition-related expenses associated with the planned acquisition of the US Private Client Services unit of Deutsche Bank Wealth Management.

We repurchased 3.2 million shares of common stock in open market transactions during the quarter for a total purchase price of $144.5 million.

“Considering the confluence of challenges that impacted our industry during the first half of the fiscal year, including but not limited to market volatility, depressed commodity prices, the intense regulatory environment and competitive pressures, we are extremely proud of our advisors and associates for maintaining an unwavering focus on serving our clients,” said Reilly. “At Raymond James, we have always been absolutely convinced that our long-term, client-focused approach will enable us to deliver superior results for our shareholders in any market environment.”

(1)
“Adjusted net income and EPS” are non-GAAP financial measures. Please see the schedule on p.13 of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures, and for other important disclosures.

(2)
All references to "Alex. Brown” are intended for illustrative purposes only and are conditioned upon the closing of the transaction whereby Raymond James has agreed to acquire the US Private Client Services unit of Deutsche Bank Wealth Management.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 21, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 90883018), or visit raymondjames.com/analyst call for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on October 15, 2016, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,700 financial advisors serving in excess of 2.8 million client accounts in more than 2,700 locations throughout the United States, Canada and overseas. Total client assets are approximately $514 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	March 31, 2016	March 31, 2015	% Change	December 31, 2015	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,340,918	$1,312,624	2%	$1,301,526	3%
Net revenues	$1,311,494	$1,285,778	2%	$1,274,517	3%
Pre-tax income	$198,118	$180,320	10%	$168,338	18%
Net income	$125,847	$113,463	11%	$106,329	18%

Earnings per common share:
Basic	$0.89	$0.79	13%	$0.74	20%
Diluted	$0.87	$0.77	13%	$0.73	19%

Non-GAAP measures:(1)
Adjusted pre-tax income	$204,133	—		$170,210	20%
Adjusted net income	$129,662	—		$107,511	21%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$0.91	—		$0.75	21%
Non-GAAP diluted	$0.90	—		$0.73	23%

	Six months ended
	March 31, 2016	March 31, 2015	% Change
	($ in thousands, except per share amounts)
Total revenues	$2,642,444	$2,592,468	2%
Net revenues	$2,586,011	$2,538,238	2%
Pre-tax income	$366,456	$383,228	(4)%
Net income	$232,176	$239,759	(3)%

Earnings per common share:
Basic	$1.63	$1.68	(3)%
Diluted	$1.60	$1.64	(2)%

Non-GAAP measures:(1)
Adjusted pre-tax income	$374,343	—
Adjusted net income	$237,173	—
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$1.66	—
Non-GAAP diluted	$1.63	—

(1)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, as presented in the referenced reconciliation. There are no comparable non-GAAP measures for the three or any quarterly period during the six months ended March 31, 2015.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	March 31, 2016		March 31, 2015	% Change	December 31, 2015		% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$853,330		$860,214	(1)%	$849,662		—
Investment banking	68,704		74,240	(7)%	57,553		19%
Investment advisory and related administrative fees	93,877		91,016	3%	98,541		(5)%
Interest	161,567		134,413	20%	142,471		13%
Account and service fees	127,528		111,966	14%	116,823		9%
Net trading profit	14,415		17,060	(16)%	22,169		(35)%
Other	21,497		23,715	(9)%	14,307		50%
Total revenues	1,340,918		1,312,624	2%	1,301,526		3%
Interest expense	(29,424)		(26,846)	10%	(27,009)		9%
Net revenues	1,311,494		1,285,778	2%	1,274,517		3%
Non-interest expenses:
Compensation, commissions and benefits	887,945		882,234	1%	866,410		2%
Communications and information processing	68,482		67,635	1%	72,138		(5)%
Occupancy and equipment costs	40,891		41,604	(2)%	41,789		(2)%
Clearance and floor brokerage	10,517		13,588	(23)%	9,996		5%
Business development	35,417		42,490	(17)%	40,624		(13)%
Investment sub-advisory fees	14,282		14,987	(5)%	14,554		(2)%
Bank loan loss provision	9,629		3,937	145%	13,910		(31)%
Acquisition-related expenses	6,015	(1)	—	NM	1,872	(1)	221%
Other	48,112		43,670	10%	51,049		(6)%
Total non-interest expenses	1,121,290		1,110,145	1%	1,112,342		1%
Income including noncontrolling interests and before provision for income taxes	190,204		175,633	8%	162,175		17%
Provision for income taxes	72,271		66,857	8%	62,009		17%
Net income including noncontrolling interests	117,933		108,776	8%	100,166		18%
Net loss attributable to noncontrolling interests	(7,914)		(4,687)	69%	(6,163)		28%
Net income attributable to Raymond James Financial, Inc.	$125,847		$113,463	11%	$106,329		18%

Net income per common share – basic	$0.89		$0.79	13%	$0.74		20%
Net income per common share – diluted	$0.87		$0.77	13%	$0.73		19%
Weighted-average common shares outstanding – basic	141,472	(2)	142,320		143,058
Weighted-average common and common equivalent shares outstanding – diluted	144,012	(2)	146,050		146,141

(1)	Includes acquisition-related expenses incurred to date associated with our announced acquisition of the US Private Client Services unit of Deutsche Bank Wealth Management (Deutsche Bank WM).

(2)
We purchased 3.2 million shares of our common stock in open market transactions during the three months ended March 31, 2016. The total purchase price of $144.5 million reflected an average per share purchase price of $45.69 for the three months ended March 31, 2016. After the effect of these repurchases, approximately $135.7 million remains on the most recent Board of Directors authorization for our securities repurchases as of March 31, 2016. Refer to Part II, Item 2 in our Current Report on Form 10-Q filed with the SEC on February 8, 2016 (available at www.sec.gov), for information regarding securities repurchase programs and authorization levels. The effect of the share repurchases on the weighted-average common shares outstanding for the basic and diluted computations for the three months ended March 31, 2016 was to reduce the number of common shares outstanding by approximately 2.4 million shares.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Six months ended
	March 31, 2016		March 31, 2015	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$1,702,992		$1,694,223	1%
Investment banking	126,257		151,778	(17)%
Investment advisory and related administrative fees	192,418		189,777	1%
Interest	304,038		266,522	14%
Account and service fees	244,351		223,124	10%
Net trading profit	36,584		25,941	41%
Other	35,804		41,103	(13)%
Total revenues	2,642,444		2,592,468	2%
Interest expense	(56,433)		(54,230)	4%
Net revenues	2,586,011		2,538,238	2%
Non-interest expenses:
Compensation, commissions and benefits	1,754,355		1,720,488	2%
Communications and information processing	140,620		126,747	11%
Occupancy and equipment costs	82,680		80,831	2%
Clearance and floor brokerage	20,513		23,086	(11)%
Business development	76,041		79,480	(4)%
Investment sub-advisory fees	28,836		29,242	(1)%
Bank loan loss provision	23,539		13,302	77%
Acquisition-related expenses	7,887	(1)	—	NM
Other	99,161		90,780	9%
Total non-interest expenses	2,233,632		2,163,956	3%
Income including noncontrolling interests and before provision for income taxes	352,379		374,282	(6)%
Provision for income taxes	134,280		143,469	(6)%
Net income including noncontrolling interests	218,099		230,813	(6)%
Net loss attributable to noncontrolling interests	(14,077)		(8,946)	57%
Net income attributable to Raymond James Financial, Inc.	$232,176		$239,759	(3)%

Net income per common share – basic	$1.63		$1.68	(3)%
Net income per common share – diluted	$1.60		$1.64	(2)%
Weighted-average common shares outstanding – basic	142,273	(2)	141,813
Weighted-average common and common equivalent shares outstanding – diluted	145,047	(2)	146,188

(1)	Includes acquisition-related expenses incurred to date associated with our announced acquisition of the US Private Client Services unit of Deutsche Bank WM.

(2)
We purchased 3.2 million shares of our common stock in open market transactions during the six months ended March 31, 2016. The total purchase price of $144.5 million reflected an average per share purchase price of $45.69 for the six months ended March 31, 2016. After the effect of these repurchases, approximately $135.7 million remains on the most recent Board of Directors authorization for our securities repurchases. Refer to Part II, Item 2 in our Current Report on Form 10-Q filed with the SEC on February 8, 2016 (available at www.sec.gov), for information regarding securities repurchase programs and authorization levels. The effect of the share repurchases on the weighted-average common shares outstanding for the basic and diluted computations for the six months ended March 31, 2016 was to reduce the number of common shares outstanding by approximately 1.2 million shares.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	March 31, 2016	March 31, 2015	% Change	December 31, 2015	% Change
	($ in thousands)
Total revenues:
Private Client Group	$883,019	$873,634	1%	$874,445	1%
Capital Markets	241,127	238,921	1%	229,647	5%
Asset Management	96,842	94,022	3%	100,238	(3)%
RJ Bank	131,312	105,390	25%	112,726	16%
Other (1)	9,872	17,806	(45)%	4,400	124%
Intersegment eliminations	(21,254)	(17,149)		(19,930)
Total revenues	$1,340,918	$1,312,624	2%	$1,301,526	3%

Net revenues:
Private Client Group	$880,257	$870,552	1%	$872,346	1%
Capital Markets	237,153	235,245	1%	226,526	5%
Asset Management	96,824	94,016	3%	100,214	(3)%
RJ Bank	125,260	102,910	22%	108,396	16%
Other (1)	(9,629)	(1,698)	467%	(14,778)	(35)%
Intersegment eliminations	(18,371)	(15,247)		(18,187)
Total net revenues	$1,311,494	$1,285,778	2%	$1,274,517	3%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$83,232	$75,420	10%	$69,140	20%
Capital Markets	28,087	20,848	35%	25,168	12%
Asset Management	31,123	31,095	—	33,366	(7)%
RJ Bank	85,134	71,264	19%	65,865	29%
Other (1)	(29,458)	(18,307)	61%	(25,201)	17%
Pre-tax income (excluding noncontrolling interests)	$198,118	$180,320	10%	$168,338	18%

Continued on next page

(the text of the footnote in the above table is on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Six months ended
	March 31, 2016	March 31, 2015	% Change
	($ in thousands)
Total revenues:
Private Client Group	$1,757,464	$1,722,877	2%
Capital Markets	470,774	474,095	(1)%
Asset Management	197,080	193,652	2%
RJ Bank	244,038	208,346	17%
Other (1)	14,272	27,572	(48)%
Intersegment eliminations	(41,184)	(34,074)
Total revenues	$2,642,444	$2,592,468	2%

Net revenues:
Private Client Group	$1,752,603	$1,715,767	2%
Capital Markets	463,679	467,047	(1)%
Asset Management	197,038	193,640	2%
RJ Bank	233,656	203,428	15%
Other (1)	(24,407)	(11,310)	116%
Intersegment eliminations	(36,558)	(30,334)
Total net revenues	$2,586,011	$2,538,238	2%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$152,372	$168,164	(9)%
Capital Markets	53,255	48,501	10%
Asset Management	64,489	70,891	(9)%
RJ Bank	150,999	135,620	11%
Other (1)	(54,659)	(39,948)	37%
Pre-tax income (excluding noncontrolling interests)	$366,456	$383,228	(4)%

The text of the footnote to the above table and to the table on the previous page is as follows:

(1)
The Other segment includes the results of our principal capital and private equity activities as well as certain corporate overhead costs of RJF, including the interest costs on our public debt, and the acquisition and integration costs associated with material acquisitions (including expenses incurred to-date associated with our announced acquisition of the US Private Client Services unit of Deutsche Bank WM).

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	March 31, 2016	March 31, 2015	% Change	December 31, 2015	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$722,099	$730,936	(1)%	$724,482	—
Capital Markets segment institutional sales commissions:
Equity commissions	56,938	59,913	(5)%	59,390	(4)%
Fixed Income commissions	80,208	75,066	7%	71,633	12%
All other segments	31	70	(56)%	34	(9)%
Intersegment eliminations	(5,946)	(5,771)		(5,877)
Total securities commissions and fees	$853,330	$860,214	(1)%	$849,662	—

Investment banking revenues:
Equity:
Underwritings	$6,743	$15,651	(57)%	$9,622	(30)%
Mergers & acquisitions and advisory fees	35,218	41,086	(14)%	30,790	14%
Fixed Income investment banking revenues	11,084	9,135	21%	8,599	29%
Tax credit funds syndication fees	15,564	8,260	88%	8,389	86%
Other	95	108	(12)%	153	(38)%
Total investment banking revenues	$68,704	$74,240	(7)%	$57,553	19%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$4,196	$17,320	(76)%	$948	343%
All other revenues	17,301	6,395	171%	13,359	30%
Total other revenues	$21,497	$23,715	(9)%	$14,307	50%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$9,389	$11,110	(15)%	$9,008	4%
All other expenses	38,723	32,560	19%	42,041	(8)%
Total other expenses	$48,112	$43,670	10%	$51,049	(6)%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$388	$5,731	(93)%	$1,052	(63)%
Consolidation of low-income housing tax credit funds	(9,945)	(11,922)	(17)%	(8,704)	14%
Other	1,643	1,504	9%	1,489	10%
Total net loss attributable to noncontrolling interests	$(7,914)	$(4,687)	69%	$(6,163)	28%

Continued on next page

(the text of the footnote in the above table is on the following page)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Six months ended
	March 31, 2016	March 31, 2015	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$1,446,581	$1,437,620	1%
Capital Markets segment institutional sales commissions:
Equity commissions	116,328	130,127	(11)%
Fixed Income commissions	151,841	139,010	9%
All other segments	65	145	(55)%
Intersegment eliminations	(11,823)	(12,679)
Total securities commissions and fees	$1,702,992	$1,694,223	1%

Investment banking revenues:
Equity:
Underwritings	$16,365	$33,816	(52)%
Mergers & acquisitions and advisory fees	66,008	88,497	(25)%
Fixed Income investment banking revenues	19,683	17,510	12%
Tax credit funds syndication fees	23,953	11,850	102%
Other	248	105	136%
Total investment banking revenues	$126,257	$151,778	(17)%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$5,144	$22,520	(77)%
All other revenues	30,660	18,583	65%
Total other revenues	$35,804	$41,103	(13)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$18,397	$19,083	(4)%
All other expenses	80,764	71,697	13%
Total other expenses	$99,161	$90,780	9%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$1,440	$8,420	(83)%
Consolidation of low-income housing tax credit funds	(18,649)	(20,610)	(10)%
Other	3,132	3,244	(3)%
Total net loss attributable to noncontrolling interests	$(14,077)	$(8,946)	57%

The text of the footnote to the above table and to the table on the previous page is as follows:

(1)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	March 31, 2016			March 31, 2015		December 31, 2015
Total assets	$27.8	bil.	(1)	$25.0	bil.	$26.9	bil.
Shareholders’ equity (attributable to RJF)	$4,635	mil.	(1)	$4,375	mil.	$4,647	mil.

Book value per share	$32.88		(1)	$30.69		$32.37

Return on equity - quarter (annualized)	10.8%			10.5%		9.3%
Return on equity - quarter computed based on non-GAAP measures (annualized) (2)	11.2%			—		9.4%

Return on equity - year to date (annualized)	10.1%			11.3%		—
Return on equity - year to date computed based on non-GAAP measures (annualized) (2)	10.3%			—		—

Common equity tier 1 capital ratio	20.9%		(1)	19.2%		22.6%
Tier 1 capital ratio	20.9%		(1)	19.2%		22.6%
Total capital ratio	21.9%		(1)	20.1%		23.7%
Tier 1 leverage ratio	15.3%		(1)	16.2%		16.2%

Pre-tax margin on net revenues - quarter	15.1%			14.0%		13.2%
Pre-tax margin on net revenues - quarter - non-GAAP (3)	15.6%			—		13.4%
Pre-tax margin on net revenues - year to date	14.2%			15.1%		13.2%
Pre-tax margin on net revenues - year to date - non-GAAP (3)	14.5%			—		—

Effective tax rate - quarter	36.5%			37.1%		36.8%
Effective tax rate - year to date	36.6%			37.4%		36.8%

Private Client Group financial advisors:
	As of
	March 31, 2016	March 31, 2015	December 31, 2015
Employees	2,787	2,667	2,771
Independent contractors	3,978	3,717	3,916
Total advisors	6,765	6,384	6,687

Selected client asset metrics:
	As of
	March 31, 2016	March 31, 2015	% Change	December 31, 2015	% Change
	($ in billions)
Client assets under administration	$513.7	$495.8	4%	$500.4	3%
Private Client Group assets under administration	$485.6	$471.1	3%	$473.1	3%
Private Client Group assets in fee-based accounts	$196.1	$182.1	8%	$190.0	3%
Financial assets under management	$68.8	$69.4	(1)%	$67.9	1%
Secured client lending (4)	$3.4	$3.0	13%	$3.4	—

(1)	Estimated.

(2)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, as presented in the referenced reconciliation.

(3)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted pre-tax income non-GAAP, as presented in the referenced reconciliation.

(4)	Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank.

Raymond James Financial, Inc.
Reconciliation of net income to adjusted net income (GAAP to non-GAAP measures)
(Unaudited)

We believe that the non-GAAP measures provide useful information by excluding those items that may not be indicative of our core operating results and that the GAAP and the non-GAAP measures should be considered together. The non-GAAP adjustments include acquisition-related expenses (associated with our announced acquisition of the US Private Client Services unit of Deutsche Bank WM) net of applicable taxes. There are no non-GAAP adjustments to net income in the three months, or any quarterly period during the six months, ended March 31, 2015. See the footnotes below for further explanation of each non-recurring item.

The following table provides a reconciliation of the GAAP measures to the non-GAAP measures for the periods that include non-GAAP adjustments:

	Three months ended		Six months ended
	March 31, 2016	December 31, 2015	March 31, 2016
	($ in thousands, except per share amounts)
Net income attributable to RJF - GAAP	$125,847	$106,329	$232,176

Non-GAAP adjustments:
Acquisition-related expenses (1)	6,015	1,872	7,887
Tax effect of non-GAAP adjustments (2)	(2,200)	(690)	(2,890)
Non-GAAP adjustments, net of tax	3,815	$1,182	4,997
Adjusted net income attributable to RJF - Non-GAAP	$129,662	$107,511	$237,173

Non-GAAP earnings per common share:
Non-GAAP basic	$0.91	$0.75	$1.66
Non-GAAP diluted	$0.90	$0.73	$1.63

Average equity - GAAP (3) (4)	$4,641,052	$4,584,423	$4,601,378
Average equity - non-GAAP (3) (4) (5)	$4,644,142	$4,585,014	$4,603,438

Return on equity for the quarter (annualized)	10.8%	9.3%	N/A
Return on equity for the quarter - non-GAAP (annualized) (5)	11.2%	9.4%	N/A

Return on equity - year to date	N/A	N/A	10.1%
Return on equity year to date - non-GAAP (6)	N/A	N/A	10.3%

Pre-tax income attributable to RJF - GAAP	$198,118	$168,338	$366,456
Total pre-tax non-GAAP adjustments	6,015	1,872	7,887
Adjusted pre-tax income attributable to RJF non-GAAP (7)	$204,133	$170,210	$374,343

Pre-tax margin on net revenues - GAAP	15.1%	13.2%	14.2%
Pre-tax margin on net revenues non-GAAP (7)	15.6%	13.4%	14.5%

(1)
The non-GAAP adjustment adds back to pre-tax income acquisition-related expenses associated with our announced acquisition of the US Private Client Services unit of Deutsche Bank WM incurred during each respective period.

(2)
The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense.

(3)	Estimated.

(4)
For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by three.

(5)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(6)
Computed by utilizing the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, for each respective period. See footnotes (4) and (5) above for the calculation of average equity non-GAAP.

(7)	Computed by utilizing the adjusted pre-tax income attributable to RJF non-GAAP and net revenues (GAAP basis), for each respective period.

Raymond James Bank Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	March 31, 2016	March 31, 2015	% Change	December 31, 2015	% Change
	($ in thousands)
Net interest income	$121,297	$99,857	21%	$106,188	14%
Net revenues	$125,260	$102,910	22%	$108,396	16%
Bank loan loss provision	$9,629	$3,937	145%	$13,910	(31)%
Pre-tax income	$85,134	$71,264	19%	$65,865	29%
Net charge-offs (recoveries)	$1,516	$(131)	NM	$323	369%
Net interest margin (% earning assets)	3.09%	3.09%	—	2.90%	7%

	Six months ended
	March 31, 2016	March 31, 2015	% Change
	($ in thousands)
Net interest income	$227,485	$196,579	16%
Net revenues	$233,656	$203,428	15%
Bank loan loss provision	$23,539	$13,302	77%
Pre-tax income	$150,999	$135,620	11%
Net charge-offs (recoveries)	$1,839	$(251)	NM
Net interest margin (% earning assets)	3.00%	3.06%	(2)%

RJ Bank Balance Sheet data:
	As of
	March 31, 2016		March 31, 2015	December 31, 2015
	($ in thousands)
Total assets (1)	$15,993,552		$13,761,822	$15,972,565
Total equity	$1,587,069		$1,432,334	$1,565,022
Total loans, net	$14,348,481		$12,060,663	$13,733,265
Total deposits (1)	$13,678,654		$11,692,531	$13,650,553
Available for Sale (AFS) securities, at fair value	$419,421		$329,878	$427,753
Net unrealized loss on AFS securities, before tax	$(3,078)		$(4,745)	$(5,754)
Common equity tier 1 capital ratio	12.7%	(2)	11.5%	12.9%
Tier 1 capital ratio	12.7%	(2)	11.5%	12.9%
Total capital ratio	13.9%	(2)	12.8%	14.2%
Tier 1 leverage ratio	10.1%	(2)	10.8%	10.7%
Commercial and industrial loans (3)	$7,283,214		$6,813,200	$7,137,315
Commercial Real Estate (CRE) and CRE construction loans (3)	$2,594,173		$1,773,859	$2,348,753
Residential mortgage loans (3)	$2,217,629		$1,966,247	$2,067,600
Securities based loans (3)	$1,704,630		$1,251,838	$1,624,803
Tax-exempt loans (3)	$610,274		$361,644	$582,620
Loans held for sale (3) (4)	$156,646		$82,091	$176,812

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank Selected financial highlights (Unaudited) (continued from previous page)

Credit metrics:
	As of
	March 31, 2016	March 31, 2015	December 31, 2015
	($ in thousands)
Allowance for loan losses	$194,220	$160,008	$185,459
Allowance for loan losses (as % of loans)	1.35%	1.32%	1.35%
Nonperforming loans (5)	$59,425	$69,638	$50,121
Other real estate owned	$4,458	$6,451	$3,926
Total nonperforming assets	$63,883	$76,089	$54,047
Nonperforming assets (as % of total assets)	0.40%	0.55%	0.34%
Total criticized loans (6)	$309,667	$210,698	$272,534
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	1.34%	1.81%	1.48%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.